UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2001

OPTIMARK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30527 (Commission File Number)	22-3730995 (I.R.S. Employer Identification No.)

10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:   (201) 536-7000

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

OptiMark Holdings, Inc. and its subsidiaries, OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.) and OptiMark, Inc. (collectively, “OptiMark”), have settled, without any admission of liability, the action captioned “Transamerica Business Credit Corporation, Wells Fargo Equipment Finance, Inc., Diamond Lease (U.S.A.), Inc. and Linc Capital, Inc. v. OptiMark US Equities, Inc. f/k/a OptiMark Technologies, Inc., OptiMark, Inc. and OptiMark Holdings, Inc.” brought against OptiMark in the Superior Court of New Jersey - Hudson County.

The settlement resolves all legal issues between the parties. In exchange for consideration in the form of $1,200,000 in cash and receipt of 300,000 shares of a new Series G Preferred Stock of OptiMark Holdings, Inc. that ranks junior to the existing Series E Preferred Stock and Series F Preferred Stock but senior to all other classes or series of capital stock with respect to liquidation, plaintiffs have (a) dismissed the above captioned matter with prejudice, (b) waived and released any and all of the security interests in the computer-related equipment that OptiMark had leased and/or rented from the plaintiffs, (c) transferred all of plaintiffs’ respective rights, title and interests in such equipment to OptiMark, and (d) permitted OptiMark to receive proceeds, if any, from an insurance claim pending on certain of the equipment that had been damaged.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits

                              The following exhibits are filed with this report:

                              3(i) Certificate of Incorporation, as amended to December 14, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptiMark Holdings, Inc. (Registrant)

December 26, 2001	By:	/s/ Neil G. Cohen
Neil G. Cohen Secretary